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                                                               Exhibit 10.1

                          AGREEMENT AND AMENDMENT NO. 3
             TO OPERATING AGREEMENT OF CINCINNATI BELL WIRELESS LLC

         This AGREEMENT AND AMENDMENT NO. 3 (this "Amendment"), dated as of February 14, 2005 (the "Effective Date"), to the Operating Agreement of CINCINNATI BELL WIRELESS, LLC (the "Company"), dated as of December 31, 1998, as amended as of October 16, 2003, and as further amended as of August 4, 2004 ("Amendment No. 2") (collectively, the "Agreement"), is by and among NEW CINGULAR WIRELESS PCS, LLC, a Delaware limited liability company (f/k/a AT&T Wireless PCS, LLC) ("AT&T PCS"), CINCINNATI BELL WIRELESS HOLDINGS LLC, a Delaware limited liability company ("CBW"), CINCINNATI BELL, INC., an Ohio corporation ("CBI"), the Company, NEW CINGULAR WIRELESS SERVICES, INC., a Delaware corporation (f/k/a AT&T WIRELESS SERVICES, INC.) ("AT&T"), and solely for the purposes of Section 5 of this Amendment, Cingular Wireless LLC, a Delaware limited liability company ("Cingular"). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

         WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, subject to the terms and conditions set forth in the Agreement; and

         WHEREAS, the parties desire to amend the Agreement in order to postpone the commencement date for the Put to January 31, 2006, modify certain other dates related to the Put and the Call, and update the addresses for notices to a Member or Representative of the AT&T PCS Member Group;

         NOW, THEREFORE, in consideration of the recitals and of the mutual promises, covenants and other agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

1. Section 7.4(c) of the Agreement is deleted in its entirety and is replaced with the following:

                  (c) Put. Commencing on January 31, 2006, and at any time thereafter, or if at any time the Member Committee shall call for additional capital contributions (unless such capital call shall have been approved by the AT&T PCS Member Group), and upon the written demand of AT&T PCS, CBI on behalf of itself and/or its Affiliates shall purchase all the Interests of the AT&T PCS Member Group for a cash purchase price, payable by wire transfer in immediately available funds, in an amount (the "Put Value") equal to $83.0 million dollars accreting daily at an annual rate of 5% compounding monthly after January 31, 2006 to and including the date of the closing of the transfer (the "Put"). Any such demand by AT&T PCS shall be in writing and given to CBI (the "Put Notice") (which may be delivered prior to January 31, 2006) and shall specify a closing date, subject to obtaining any Governmental Approvals required for closing, not less than 60 nor more than 180 days following the date of the Put Notice, but in no event



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         shall such closing be before January 31, 2006 (other than for a Put which arises as a result of a capital call). At such closing, AT&T PCS shall represent and warrant only that the AT&T PCS Member Group has good and marketable title to the Interests being sold, free and clear of all Liens and has the power and authority to transfer the Interest free of any conflict with the terms of any material agreement, law, order or instrument binding upon it and shall deliver the instrument of assignment attached hereto as Exhibit A. AT&T PCS, CBI and CBW shall cooperate to achieve the transfer of the Interests through a structure taking into account the relative tax considerations of the Members in connection with such transfer. Upon the closing, the AT&T PCS Member Group shall be relieved of all obligations under this Agreement and CBI and the AT&T PCS Member Group will enter into a release agreement substantially in the form attached hereto as Exhibit B. Notwithstanding this Section 7.4(c), in the event that prior to such closing, CBI delivers the Call Notice for a closing to occur prior to January 31, 2006, the purchase of the Interests of the AT&T PCS Member Group shall be made pursuant to Section 7.4(d) provided that in no event shall the closing occur at a date later than the date that the closing of the Put would have occurred pursuant to the Put Notice. Moreover, notwithstanding anything in this Agreement to the contrary (including without limitation Section 7.3(g)), no transfer of any Interests by the CBW Member Group pursuant to Section 7.2 of the Agreement shall relieve CBI (or any successor) of its obligations pursuant to this Section 7.4(c).

2. Section 7.4(d)(i) of the Agreement is deleted in its entirety and is replaced with the following:

                  (d)      Call.

                           (i) Right to Call; Value. Commencing on the
                  Consummation, and at any time thereafter, CBI and/or any of its Affiliates shall have the option to purchase the Interests owned by the AT&T PCS Member Group in the Company (the "Call") for a purchase price equal to an amount that is $85.0 million dollars accreting daily at an annual rate of 5% compounding monthly from the Effective Date to and including the date of closing of the Call (the "Call Value"). If the closing of the Call has not occurred prior to January 31, 2006, then on such date, the Call Value shall be adjusted down to $83.0 million and shall begin accreting again on the same terms from such date. AT&T PCS, CBI and CBW shall cooperate to achieve the transfer of the Interests through a structure taking into account the relative tax considerations of the Members in connection with such transfer.

3. Section 7.4(e) of the Agreement is deleted in its entirety and is replaced with the following:

                           (e) Governmental Approvals. In the event that any
                  approvals, consents, authorizations, clearances, exemptions, waivers or similar affirmations of any governmental or regulatory authority including those required pursuant to the HSR Act ("Governmental Approvals") are required to close the transactions contemplated pursuant to Section 7.4(c) or (d) hereof, the parties agree that any


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                  filings or requests for any Governmental Approvals shall be prepared and filed with the appropriate governmental agency within 10 business days from the receipt of the Put Notice or Call Notice, as the case may be, but in any event no later than August 1, 2005 if permitted by such governmental agency and if not, no later than the earliest date such filing is permitted thereafter. The parties agree to use their best efforts to obtain all Governmental Approvals by the applicable scheduled closing date, or sooner if practicable, and notwithstanding the generality of the foregoing, (i) to use their best efforts to respond as promptly as practicable to all inquiries received from the applicable governmental agencies or committees for additional information or documentation, (ii) to notify each other promptly of all correspondence, filings or communications with such party or its representatives, (iii) to furnish each other with such necessary information and reasonable assistance as such other party may request in connection with their preparation of all filings relating to the Governmental Approvals, and (iv) all filing fees in connection with any filings required with respect to the HSR Act shall be shared equally by CBI and AT&T PCS. In no event shall any Affiliate of CBI be permitted to participate in the exercise of the Put or Call if such Affiliate's participation causes any delay in obtaining any Governmental Approval required to close such transactions.

4. Section 10.8 of the Agreement is amended by deleting the notice addresses for the Member and Representative of the AT&T PCS Member Group and adding the following notice addresses in lieu thereof:

                  c/o Cingular Wireless LLC
                  5565 Glenridge Connector
                  Atlanta, GA 30342
                  Attn:  General Counsel
                  Fax:  404-236-6145

                  with a copy to:

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309-3424
                  Attn: Janine Brown
                  Fax: 404-881-7777

5. Section B.3 of Amendment No. 2 is deleted in its entirety and is replaced with the following:

                  3. Notwithstanding any provision to the contrary in Article 7 of the Agreement, effective upon the Consummation, AT&T PCS, AT&T, CBW, CBI, the Company and Cingular agree that until January 31, 2006, the AT&T PCS Member Group may not sell or transfer (other than in accordance with Section 7.2) its Interests in the Company or any capital stock or other equity interest in a Person that directly


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                  or indirectly owns the Interests in the Company, other than
                  (a) a sale to a third party pursuant to Section 7.4(a) of the Agreement, (b) other than a sale to CBI and/or its Affiliates pursuant to Sections 7.4(c) and (d) of the Agreement, or (c) a sale or disposition required by a regulatory or governmental authority in connection with the Merger. If a sale or disposition is required by a regulatory or governmental authority as described in clause (b) above, then such sale shall be subject to the right of first refusal in Article 7 of the Agreement; provided, however, that the parties agree to shorten the time periods in Article 7 (pro rata among the various time periods unless mutually agreed otherwise by the parties) to allow the sale or disposition to occur as required by the regulatory or governmental authority.

6. All other terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                             NEW CINGULAR WIRELESS PCS, LLC ("AT&T PCS")

                             By: /s/ Sean P. Foley
                                 -------------------------------------------

                             Name: Sean P. Foley
                                   -----------------------------------------

                             Title: V. P. Treasurer and Corp. Development
                                    ----------------------------------------

                             NEW CINGULAR WIRELESS SERVICES, INC. ("AT&T")

                             By: /s/ Sean P. Foley
                                 -------------------------------------------

                             Name:  Sean P. Foley
                                   -----------------------------------------

                             Title:  V. P. Treasurer and Corp. Development
                                    ----------------------------------------

                             CINGULAR WIRELESS LLC
                             ("Cingular") For the limited
                             purposes of Section 5 hereof:

                             By: /s/ Sean P. Foley
                                 -------------------------------------------

                             Name:  Sean P. Foley
                                   -----------------------------------------

                             Title:  V. P. Treasurer and Corp. Development
                                    ----------------------------------------




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                             CINCINNATI BELL WIRELESS HOLDINGS LLC
                             ("CBW")

                             By:  /s/ John F. Cassidy
                                 -------------------------------------------

                             Name: John F. Cassidy
                                  ------------------------------------------

                             Title:  President and CEO
                                    ----------------------------------------

                             CINCINNATI BELL INC. ("CBI")

                             By: /s/ John F. Cassidy
                                 -------------------------------------------

                             Name:  John F. Cassidy
                                   -----------------------------------------

                             Title: President and CEO
                                   -----------------------------------------

                             CINCINNATI BELL WIRELESS LLC (the "Company")


                             By:  /s/ John F. Cassidy
                                 -------------------------------------------

                             Name: John F. Cassidy
                                   -----------------------------------------

                             Title:  President and CEO
                                    ----------------------------------------